UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2005

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 28, 2005, The Mills Corporation’s management approved a workforce reduction plan that resulted in the termination of 14 officers, all of whom worked in development, leasing, information technology or property operations. The company currently estimates that its work force reduction plan and other fourth quarter termination charges will result in a charge in the fourth quarter of 2005 of approximately $5.1 million, consisting of severance and one-time termination benefits, all of which has been or will be paid in cash.

This workforce reduction is an initial step in the company’s ongoing strategic review of its operations and assets. The goal of this strategic review, among other things, will be to focus on core operations and development opportunities, increase operating efficiencies and reduce costs. The company will provide further details regarding its plans in subsequent public announcements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

THE MILLS LIMITED PARTNERSHIP By: The Mills Corporation, its general partner

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

Date: January 4, 2006